Exhibit 3.1(14)

CERTIFICATE OF INCORPORATION

OF A PRIVATE LIMITED COMPANY

Company No. 6445002

The Registrar of Companies for England and Wales hereby certifies that

AIMIA FOODS EBT COMPANY LIMITED

is this day incorporated under the Companies Act 1985 as a private company and that the company is limited.

Given at Companies House, Cardiff, the 4th December 2007

The above information was communicated in non-legible form and authenticated by the

Registrar of Companies under section 710A of the Companies Act 1985